EXHIBIT 99.1

TF Financial Corporation Reports First Quarter 2008 Results and Quarterly Dividend

NEWTOWN, Pa., April 24, 2008 (PRIME NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,281,000 ($0.48 per diluted share) for the first quarter of 2008, compared with $1,398,000 ($0.51 per diluted share) for the first quarter of 2007. The Company also announced that its Board of Directors had declared a quarterly dividend of $0.20 per share, payable May 15, 2008 to shareholders of record on May 8, 2008.

Highlights for the current quarter included:

  *  Net income and diluted earnings per share decreased by 8.4% and
     5.9%, respectively, compared with the first quarter of 2007.
     Return on average assets and return on average equity were 0.73%
     and 7.58%, respectively.
  *  Income before income taxes decreased by $176,000 during the first quarter of 2008 compared with the first quarter of 2007. However, the first quarter of 2007 included $777,000 of non-recurring income from a fraud-related settlement. In addition, operating expenses during the 2007 period included $270,000 of expense related to the bankruptcy of one of the Company's loan servicing agents, while other income during the first quarter of 2008 included a $197,000 insurance claim recovery related to this same
     $270,000 expense. Thus, excluding these non-recurring items, income before income taxes for the first quarter of 2008 would have been $134,000 higher than the 2007 quarter.
  *  The Company's net interest margin was 3.00% during the quarter, a decrease of 6 basis points from the fourth quarter of 2007 and 37 basis points from the first quarter of 2007. During the quarter, the Company reduced its prime interest rate three times by a combined 200 basis points, mirroring actions taken by the FOMC when it acted to reduce the fed funds rate. While the lowering of the prime rate reduced the yields earned on the Company's prime-
     rate-based commercial, construction, and home equity loans, the
     Company was also able to reduce the interest rates paid on its deposits and other borrowings. In addition, the Company produced excellent loan growth of over $23.6 million during the quarter.
     As a result, net interest income increased by $68,000 compared with the fourth quarter of 2007.
  *  Total deposits increased to $479.0 million from $472.4 million at
     December 31, 2007. The average cost of deposits was 2.79%, down
     16 basis points from the fourth quarter of 2007, although up 4 basis points from the first quarter of 2007.
  *  Asset quality indicators improved during the quarter, and the
     Company remained unaffected by industry issues related to
     "subprime" loans because the Company did not originate or
     purchase "subprime" loans or securities. Non-performing assets, including real estate owned, decreased by $1.9 million from the end of 2007, and stood at 0.48% of total assets.

Commenting on the performance of the Company, President Kent C. Lufkin stated that, "Like most financial institutions, TF Financial Corporation has been contending with an increasingly weak economy, a volatile real estate market, and an interest rate environment that has continued to contribute to a tightening of our net interest margin. Despite these major challenges, the Bank continues to report superior performance compared to its Federal regulator peer group and experience moderate and prudent asset growth. Management also continues to exercise close oversight of its real estate based loan portfolio, carefully monitor and manage its delinquent and non-performing assets, and prudently price the Bank's loans and deposits. We recognize that these are trying times for the banking community and are working diligently to weather them and improve the performance of your company."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 15 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

 T F FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
  (dollars in thousands except per share data)

                                            THREE MONTHS        INC
                                            ------------        ---
                                       3/31/2008   3/31/2007   (DEC)
                                       ---------   ---------   -----

 EARNINGS SUMMARY

  Interest income                       $  9,833    $  9,213      6.7%
  Interest expense                         4,918       4,209     16.8%
  Net interest income                      4,915       5,004     -1.8%
  Loan loss provision                          0           0      0.0%
  Non-interest income                      1,111       1,526    -27.2%
  Non-interest expense                     4,262       4,590     -7.1%
  Income before income taxes               1,764       1,940     -9.1%
  Income taxes                               483         542    -10.9%
  Net income                            $  1,281    $  1,398     -8.4%

 PER SHARE INFORMATION

  Earnings per share, basic             $   0.48    $   0.51     -5.9%
  Earnings per share, diluted           $   0.48    $   0.51     -5.9%

  Dividends paid                        $   0.20    $   0.20      0.0%

 FINANCIAL RATIOS

  Annualized return on average assets       0.73%       0.87%   -16.1%
  Annualized return on average equity       7.58%       8.58%   -11.7%
  Efficiency ratio                         70.73%      70.29%     0.6%

 AVERAGE BALANCES

  Loans                                 $528,865    $487,698      8.4%
  Mortgage-backed securities             102,223      80,637     26.8%
  Investment securities                   41,783      41,282      1.2%
  Other interest-earning assets              971       5,983    -83.8%
  Total earning assets                   673,842     615,600      9.5%
  Non-earning assets                      34,879      34,076      2.4%
  Total assets                           708,721     649,676      9.1%

  Deposits                               473,160     476,374     -0.7%
  FHLB advances                          159,051      99,270     60.2%
  Total interest bearing liabilities     632,211     575,644      9.8%
  Non-interest bearing liabilities         8,531       7,917      7.8%
  Stockholders' equity                    67,979      66,115      2.8%
  Total liabilities & stockholders'
   equity                               $708,721    $649,676      9.1%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
  Loans                                     6.22%       6.47%
  Mortgage-backed securities                4.84%       4.69%
  Investment securities                     5.10%       5.34%
  Other interest-earning assets             2.49%       4.54%
 Average cost of:
  Deposits                                  2.79%       2.75%
  FHLB advances                             4.13%       4.00%

 Interest rate spread                       2.81%       3.18%
 Net interest margin                        3.00%       3.37%

 NON-INTEREST INCOME DETAIL

  Service fees, charges and other       $    890    $  1,324    -32.8%
  Bank-owned life insurance             $    159    $    148      7.4%
  Gain on sale of loans                 $     62    $     54     14.8%

 NON-INTEREST EXPENSE DETAIL

  Salaries and benefits                    2,538       2,668     -4.9%
  Occupancy                                  728         692      5.2%
  Professional fees                          254         224     13.4%
  Advertising                                144         163    -11.7%
  Other                                      598         843    -29.1%

 T F FINANCIAL CORPORATION
 FINANCIAL INFORMATION

 (dollars in thousands except per          PERIOD ENDING
  share data)                              -------------          INC
                                                                  ---
                                       3/31/2008  12/31/2007     (DEC)
                                       ---------  ----------     -----

 DEPOSIT INFORMATION

  Non-interest checking                 $ 36,520    $ 35,904      1.7%
  Interest checking                       46,999      46,543      1.0%
  Money market                            87,313      79,267     10.2%
  Savings                                127,855     130,423     -2.0%
  CD's, retail                           180,277     180,257      0.0%

 OTHER INFORMATION

 Per Share
  Book value (a)                        $  26.17    $  25.40
  Tangible book value (a)               $  24.55    $  23.78
  Closing market price                  $  24.29    $  24.64

 Balance sheet
  Loans, net                            $541,706    $518,067      4.6%
  Cash and cash equivalents                4,281       5,680    -24.6%
  Mortgage-backed securities             100,676     104,338     -3.5%
  Investment securities                   42,161      41,389      1.9%
  Total assets                           721,417     701,673      2.8%
  Total deposits                         478,964     472,394      1.4%
  FHLB advances and other                163,601     153,221      6.8%
  Stockholders' equity                    69,729      67,843      2.8%

 Asset Quality
  Non-performing loans                     3,144       5,358    -41.3%
  Loan loss reserves                       2,503       2,842    -11.9%
  Reserves to gross loans                   0.46%       0.55%   -16.4%
  Non-performing loans to gross loans       0.58%       1.03%   -43.7%
  Non-performing loans to total assets      0.44%       0.76%   -42.1%
  Foreclosed property                        306          --      0.0%
  Foreclosed property to total assets       0.04%       0.00%     0.0%
  Non-performing assets to total assets     0.48%       0.76%   -36.8%

 Statistical
  Shares outstanding (000's) (a)           2,664       2,671
  Number of branch offices                    15          15
  Full time equivalent employees             180         181

 (a) Excludes 156,000 and 159,000 unallocated employee stock ownership plan shares at March 31, 2008 and December 31, 2007,
     respectively.

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000